EXHIBIT O

AMENDMENT NO. 4 TO FISCAL AGENCY AGREEMENT

AMENDMENT No. 4 (this “Amendment”), dated as of August 31, 2011, to the Fiscal Agency Agreement, dated as of November 1, 1996, between the Federative Republic of Brazil (the “Issuer”) and The Bank of New York Mellon (successor-in-interest to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as Fiscal Agent (as amended as of April 28, 2003, March 30, 2004 and June 28, 2004, the “Fiscal Agency Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto have previously entered into the Fiscal Agency Agreement;

WHEREAS, the Issuer is proposing to issue additional series of Securities under (and as defined in) the Fiscal Agency Agreement, which Securities will contain new provisions relating to amendments to certain terms of such Securities and certain other changes, all as more fully described herein;

WHEREAS, the Issuer has requested and the Fiscal Agent has agreed, consistent with Section 11(b) and 11(e) of the Fiscal Agency Agreement, to amend the Fiscal Agency Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Scope of Amendment. The provisions of Sections 2 and 3 of this Amendment shall apply only to any Securities of any Series issued in the future under the Fiscal Agency Agreement that are in their terms stated to be “Arbitration Clause A Securities” under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof, and shall not modify or otherwise affect the terms and conditions of any currently outstanding Securities under the Fiscal Agency Agreement or any other Securities that are not so stated to be “Arbitration Clause A Securities” under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof.

2. Amendment of Section 14 of the Fiscal Agency Agreement. Section 14 of the Fiscal Agency Agreement is amended and restated to read in full as follows:

Arbitration; Waiver of Immunity; Consent to Jurisdiction; Consent to Service; Proceedings in Brazil.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement or the Securities or any coupon appertaining thereto, including the existence, performance, interpretation, construction, breach, termination or invalidity thereof

(a “Dispute”) (other than a Dispute which is made the subject of a suit, action or proceeding brought against Brazil in a competent court in Brazil) shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (excluding Article 26 thereof) and in effect on the date of this Agreement (the “UNCITRAL Arbitration Rules”). The number of arbitrators shall be three, to be appointed in accordance with Section II of the UNCITRAL Arbitration Rules, which, among other things, provides that (1) each party shall appoint one arbitrator, (2) the two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal and (3) if within 30 calendar days after the appointment of the second arbitrator the two arbitrators have not agreed on the choice of a presiding arbitrator, the presiding arbitrator shall be appointed under Article 6 of the UNCITRAL Arbitration Rules. The appointing authority shall be the Chairman of the International Court of Arbitration of the International Chamber of Commerce. The third arbitrator may be (but need not be) of the same nationality as any of the parties to the arbitration. The place of arbitration shall be New York, New York. The arbitrators shall appoint a secretary with offices and facilities in New York, New York to provide administrative services in support of the proceedings. Any arbitral tribunal established hereunder shall state its reasons for its decisions in writing and shall make its decisions entirely on the basis of the substantive law specified in Section 12 hereof and not on the principle of ex aequo et bono or otherwise. The decision of any such arbitral tribunal shall be final to the fullest extent permitted by law.

(b) The Issuer hereby agrees that in any arbitration proceedings under this Section, it will not raise any defense that it could not raise but for the fact that it is a sovereign state. The Issuer’s agreement to arbitrate does not constitute a waiver of any right to sovereign immunity from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) to which it may be entitled in jurisdictions other than Brazil with respect to the enforcement of any award rendered by an arbitral tribunal constituted under this Section 14.

(c) For the sole purpose of receiving service of process or other legal summons in connection with obtaining homologation of any arbitral award pursuant to this Section in the Superior Tribunal de Justiça, Brazil hereby irrevocably agrees that any such process or summons may be served upon it, pursuant to Article 35, section I of Supplementary Law No. 73 of February 10, 1993, by delivery to the Attorney General of Brazil (Advogado Geral da União), Ed. Sede AGU I, Setor de Autarquias Sul—Quadra 3—Lote 5/6, Brasília-DF, Brazil as its authorized agent (the “Authorized Agent”) upon whom any such process or summons may be served or by any other means permissible under the laws of Brazil.

(d) Brazil hereby represents and warrants that it has no right to immunity, on the grounds of sovereignty or otherwise, from service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil or from execution of any judgment in Brazil (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) or from the execution or enforcement therein of any arbitration decision in respect of any proceeding or any other matter arising out of or relating to its obligations under this Agreement or the Securities or any coupon appertaining thereto, and to the extent that Brazil is or becomes entitled to any such immunity, it irrevocably and unconditionally agrees not to plead or claim any such immunity with respect to its obligations or any other matter under or arising out of or in connection with this Agreement or the Securities or any coupon appertaining thereto.

(e) Any action arising out of or based on this Agreement or the Securities or any coupon appertaining thereto may be instituted by the Fiscal Agent or the holder of the Securities or any coupon appertaining thereto in any competent court in Brazil. Brazil hereby agrees that the obligation of Brazil to effect payments of principal of, premium, if any, and interest on any Security constitutes an obligation to pay a sum certain which may be collected through execution proceedings and that the Securities constitute extrajudicial execution instruments (títulos executivos extrajudiciais) in accordance with the provisions of articles 583 and 585 (II) of the Civil Procedure Code of Brazil for the collection of any amounts due under the Securities and the principal of, premium, if any, and interest on the Securities, and that a holder of the Securities or any coupon appertaining thereto shall have the right, exercisable at its sole discretion, to institute legal proceedings against Brazil for the collection of the principal of, premium, if any, and interest on the Securities through the proceedings contemplated in Article 730 et seq. of the Civil Procedure Code of Brazil. Brazil hereby waives irrevocably any immunity from jurisdiction or execution (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) to which it might otherwise be entitled in any action arising out of or based on this Agreement, the Securities or any coupon appertaining thereto which may be instituted by the Fiscal Agent or any holder of the Securities or any coupon appertaining thereto in any competent court in Brazil.

(f) No arbitration proceedings hereunder shall be binding upon or in any way affect the right or interest of any person other than the claimant or respondent with respect to such arbitration.

3. Addition of Alternative Paragraph [14] to Exhibit A to the Fiscal Agency Agreement. A new alternative Paragraph [14] of the form of Reverse of Registered Security is added to Exhibit A to the Fiscal Agency Agreement immediately after Paragraph [14] thereof, to read in full as follows:

[Alternative Paragraph [14] for Arbitration Clause A Securities] [14.] (a) Any dispute, controversy or claim arising out of or relating to the Fiscal Agency Agreement or the Securities or any coupon appertaining thereto, including the existence, performance, interpretation, construction, breach, termination or invalidity thereof (a “Dispute”) (other than a Dispute which is made the subject of a suit, action or proceeding brought against

Brazil in a competent court in Brazil) shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (excluding Article 26 thereof) and in effect on the date of the Fiscal Agency Agreement (the “UNCITRAL Arbitration Rules”). The number of arbitrators shall be three, to be appointed in accordance with Section II of the UNCITRAL Arbitration Rules, which, among other things, provides that (1) each party shall appoint one arbitrator, (2) the two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal and (3) if within 30 calendar days after the appointment of the second arbitrator the two arbitrators have not agreed on the choice of a presiding arbitrator, the presiding arbitrator shall be appointed by appointing authority in the same way as a sole arbitrator would be appointed under Article 6 of the UNCITRAL Arbitration Rules. The appointing authority shall be the Chairman of the International Court of Arbitration of the International Chamber of Commerce. The third arbitrator may be (but need not be) of the same nationality as any of the parties to the arbitration. The place of arbitration shall be New York, New York. The arbitrators shall appoint a secretary with offices and facilities in New York, New York to provide administrative services in support of the proceedings. Any arbitral tribunal established hereunder shall state its reasons for its decisions in writing and shall make its decisions entirely on the basis of the substantive law specified in Paragraph 12 hereof and not on the principle of ex aequo et bono or otherwise. The decision of any such arbitral tribunal shall be final to the fullest extent permitted by law.

(b) The Issuer hereby agrees that in any arbitration proceedings under this Paragraph, it will not raise any defense that it could not raise but for the fact that it is a sovereign state. The Issuer’s agreement to arbitrate does not constitute a waiver of any right to sovereign immunity from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) to which it may be entitled in jurisdictions other than Brazil with respect to the enforcement of any award rendered by an arbitral tribunal constituted under this Paragraph [14].

(c) For the sole purpose of receiving service of process or the other legal summons in connection with obtaining homologation of any arbitral award pursuant to this Paragraph in the Superior Tribunal de Justiça, Brazil hereby irrevocably agrees that any such process or summons may be served upon it, pursuant to Article 35, section I of Supplementary Law No. 73 of February 10, 1993, by delivery to the Attorney General of Brazil (Advogado Geral da União), Ed. Sede AGU I, Setor de Autarquias Sul—Quadra 3—Lote 5/6, Brasília-DF, Brazil, as its authorized agent (the “Authorized Agent”) upon whom any such process or summons may be served or by any other means permissible under the laws of Brazil.

(d) Brazil hereby represents and warrants that it has no right to immunity, on the grounds of sovereignty or otherwise, from service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil or from execution of any judgment in Brazil (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) or from the execution or enforcement therein of any arbitration decision in respect of any proceedings or any other matter arising out of or relating to its obligations under the Fiscal Agency Agreement or the Securities or any coupon appertaining thereto, and to the extent that Brazil is or becomes entitled to any such immunity, it irrevocably and unconditionally agrees not to plead or claim any such immunity with respect to its obligations or any other matter under or arising out of or in connection with the Fiscal Agency Agreement or the Securities or any coupon appertaining thereto.

(e) Any action arising out of or based on the Fiscal Agency Agreement or the Securities or any coupon appertaining thereto may be insulated by the Fiscal Agent or the holder of the Securities or any coupon appertaining thereto in any competent court in Brazil. Brazil hereby agrees that the obligation of Brazil to effect payments of principal of [,premium, if any,] and interest on this Security constitutes an obligation to pay a sum certain which may be collected through execution proceedings and that the Securities constitute extrajudicial execution instruments (títulos executivos extrajudiciais) in accordance with the provisions of Articles 583 and 585 (II) of the Civil Procedure Code of Brazil for the collection of any amounts due under the Securities and the principal of, premium, if any, and interest on the Securities, and that a holder of the Securities or any coupon appertaining thereto shall have the right, exercisable at its sole discretion, to institute legal proceedings against Brazil for the collection of the principal of, premium, if any, and interest on the Securities through the proceedings contemplated in Article 730 et seq. of the Civil Procedure Code of Brazil. Brazil hereby waives irrevocably any immunity from jurisdiction or execution (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) to which it might otherwise be entitled in any action arising out of or based on the Fiscal Agency Agreement, the Securities or any coupon appertaining thereto which may be instituted by the Fiscal Agent or any holder of the Securities or any coupon appertaining thereto in any competent court in Brazil.

(f) No arbitration proceedings hereunder shall be binding upon or in any way affect the right or interest of any person other than the claimant or respondent with respect to such arbitration.

4. Savings Clause. In all other respects, the Fiscal Agency Agreement shall remain in full force and effect. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same agreement.

6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTITUTED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

7. Effectiveness. This Amendment shall become effective as of the date hereof upon execution by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

FEDERATIVE REPUBLIC OF BRAZIL

By:	/s/ Sonia de Almendra Freitas Portella Nunes
Sonia de Almendra Freitas Portella Nunes
Attorney of the National Treasury

THE BANK OF NEW YORK MELLON, as Fiscal Agent

By:	/s/ John T. Needham, Jr.
John T. Needham, Jr.
Vice President

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